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[EXHIBIT] 12.1

                  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                    The Predecessor                                     The Company
                                       -----------------------------------------        -----------------------------------------
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                                       2/28/93          Year            1/1/95            9/8/95           Year           Year
                                       Through          Ended           Through           Through          Ended          Ended
                                       12/31/93        12/31/94         9/8/95            6/30/96         6/30/97        6/30/98
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                                                     In Thousands                                       In Thousands
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
 Earnings:
   Pretax income from
   continuing operations              $  (4,908)      $  (5,947)       $  (5,485)         $ 5,057        $ 5,885        $ (29,682)
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 Total fixed charges                      2,846           3,636            2,963            1,375          5,343           15,404
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                                      ---------       ---------        ---------          -------        --------       ---------
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 Total Earnings (1)                   $  (2,062)      $  (2,311)       $  (2,522)         $ 6,432        $ 11,228       $ (14,278)
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                                      ---------       ---------        ---------          -------        --------       ---------
                                      ---------       ---------        ---------          -------        --------       ---------
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 Fixed Charges:
   Interest expense,
   including amortization
   of deferred financing fees         $   2,182       $   3,170        $   2,576          $   687       $ 4,179         $  13,405
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 Interest element of rentals(2)             664             466             387               688          1,164            1,999
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                                      ---------       ---------        ---------          -------        --------       ---------
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 Total Fixed Charges(1)               $   2,846       $   3,636        $   2,963          $ 1,375        $ 5,343        $  15,404
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                                      ---------       ---------        ---------          -------        --------       ---------
                                      ---------       ---------        ---------          -------        --------       ---------
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 Ratio of Earnings to
   Fixed Charges                          --              --               --                4.68            2.10            --
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 Dollar Deficiency of
   Earnings to Fixed
   Charges(3)                          $ (4,908)       $ (5,947)        $ (5,485)           --              --          $ (29,682)
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     (1)  In computing the ratio of earnings to fixed charges: (a) "earnings"
have been based on income from continuing operations before income taxes and fixed charges and (b) "fixed charges" consist of interest expense, including amortization of deferred financing fees and the estimated interest portion of rents.

     (2) The interest portion of rent expense was assumed to be one-third of the total rental expense.

     (3) For the periods from January 1, 1993 through February 28, 1993 and from March 1, 1993 through December 31, 1993, the year ended December 31, 1994, the period from January 1, 1995 through September 8, 1995, and the year ended June 30, 1998, earnings are inadequate to cover fixed charges.